UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 30, 2009

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 Ameriprise Financial Center Minneapolis, Minnesota		55474
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01       Regulation FD Disclosure.

It has been the policy of Ameriprise Financial, Inc. (the “Company”) to pay or reimburse executive officers and outside directors for the amount of certain taxes owed by them on perquisites and other personal benefits, as those items are determined consistent with the rules of the United States Securities and Exchange Commission.  On March 30, 2009, the Company determined that it will no longer make such payments or reimbursements, effective as of January 1, 2009, except as provided in the next paragraph.

Notwithstanding the change in policy described above, the Company will continue to pay or reimburse executive officers and other employees for the amount of taxes owed by them that are attributable to the Company’s reimbursement of certain expenses related to a relocation of their principal place of employment, to the extent provided under the applicable Company relocation program then in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(Registrant)

Date: March 31, 2009	By	/s/ Thomas R. Moore
Thomas R. Moore
Vice President and Corporate Secretary